Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 30, 2016, among SemGroup Corporation, a Delaware corporation (“SemGroup”), SemGas, L.P., SemMaterials, L.P., SemGroup Europe Holding, L.L.C., SemOperating G.P., L.L.C., SemMexico, L.L.C., SemDevelopment, L.L.C., Mid-America Midstream Gas Services, L.L.C. (the “Guaranteeing Subsidiaries”), each an indirect wholly-owned subsidiary of SemGroup, Rose Rock Finance Corporation, a Delaware corporation (together with Rose Rock Midstream, L.P., the “Issuers”), the other Subsidiary Guarantors (as defined in the Indenture referred to below) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee a senior unsecured indenture (the “Base Indenture”), dated as of July 2, 2014 providing for the issuance of 5.625% Senior Notes Due 2022 (the “Notes”);

WHEREAS, the Issuers and the Subsidiary Guarantors have heretofore, executed and delivered to the Trustee a First Supplemental Indenture, dated as of April 7, 2015 (the “First Supplemental Indenture”; the Base Indenture, as supplemented by the First Supplemental Indenture and pursuant to this Supplemental Indenture, the “Indenture”);

WHEREAS, Sections 801 and 802 of the Base Indenture provide that SemGroup (as the “Successor Company” under the Indenture) shall execute and deliver to the Trustee a supplemental indenture pursuant to which SemGroup assumes the payment of the principal of and any premium and interest on the Notes and the performance or observance of every covenant of the Indenture on the part of the Successor Company to be performed or observed;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO SUBSIDIARY GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 12 thereof.

3. AGREEMENT TO ASSUME OBLIGATIONS. SemGroup, as “Successor Company” under the Indenture, hereby assumes the principal of, and any premium and interest on, the Notes and the performance or observance of every covenant of the Indenture on the part of the “Company” under the Indenture to be performed or observed and all other obligations of the “Company” under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation; provided that the foregoing shall not limit any of the Issuers’ obligations under the Notes. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.

[signatures on following pages]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Successor Company:
SemGroup Corporation

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

Guaranteeing Subsidiaries:
SemGas, L.P. SemMaterials, L.P.

By: SemOperating G.P., L.L.C., each such Guarantor’s general partner

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

SemGroup Europe Holding, L.L.C.
SemMexico, L.L.C. Mid-America Midstream Gas Services, L.L.C.

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Chief Financial Officer

SemOperating G.P., L.L.C. SemDevelopment, L.L.C.

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

Mid-America Midstream Gas Services, L.L.C.

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Chief Financial Officer

[Signature Page – Second Supplemental Indenture]

Guarantors:
Wattenberg Holding, LLC
Glass Mountain Holding, LLC

By:	Rose Rock Midstream Operating, LLC, each Guarantor’s sole member and manager

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

Rose Rock Finance Corporation Rose Rock Midstream Operating, LLC Rose Rock Midstream Field Services, LLC Rose Rock Midstream Energy GP, LLC SemCrude Pipeline, L.L.C.

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

Rose Rock Midstream Crude, L.P.

By:	Rose Rock Midstream Energy GP, LLC

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

[Signature Page – Second Supplemental Indenture]

Wilmington Trust, National Association, as Trustee

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

[Signature Page – Second Supplemental Indenture]